Exhibit 99.2

SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: November 28, 2011

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GOLDMAN, SACHS & CO.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI FUND, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GSCP VI ADVISORS, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GSCP VI OFFSHORE ADVISORS, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS ADVISORS VI, L.L.C.

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GS CAPITAL PARTNERS VI GMBH & CO. KG

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact

GOLDMAN, SACHS MANAGEMENT GP GMBH

By:	/s/ Yvette Kosic
Name:	Yvette Kosic
Title:	Attorney-in-fact